EXHIBIT 4.68

AMENDED & RESTATED BY-LAWS
OF
URS CORPORATION – NEW YORK

*****

ARTICLE I
OFFICES

     Section 1. The office of the corporation shall be located in the County of New York, State of New York.

     Section 2. The corporation may also have offices at such other places both within and without the State of New York as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS

     Section 1. All meetings of shareholders for the election of directors shall be held at such place or places, within or without the State of New York, as shall be determined by the Board of Directors from time to time.

     Section 2. Annual meetings of shareholder shall be held on the 2nd day of January, if not a legal holiday, and if a legal holiday, then on the next secular day following during which they shall elect by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written or electronic notice of the annual meeting stating the place, date and hour of the Meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS

     Section 1. Special meetings of shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the president, the board of directors, or the holders of a majority of the votes of all the shares entitled to vote at the meeting.

     Section 3. Written or electronic notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called,

shall be delivered not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting.

     Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV
QUORUM AND VOTING OF STOCK

     Section 1. The holders of a majority of the votes of shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the share-holders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2. If a quorum is present, the affirmative vote of a majority of the votes cast in favor of or against an action shall be the act of the shareholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation. Except as otherwise provided in the certificate of incorporation or the specific provision of a by-law adopted by the shareholders, an abstention shall not constitute a vote cast.

     Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy authorized in accordance with law.

     Section 4. The board of directors in advance of any shareholders’ meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and, on the request of any shareholder entitled to vote thereat, shall appoint one or more inspectors. If the corporation has a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association, one or more inspectors shall be appointed as provided herein. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     Section 5. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon or, if the certificate of incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE V
DIRECTORS

     Section 1. The authorized number of directors shall be determined from time to time by resolution of the Board of Directors, provided that the Board of Directors shall consist of at least one member. Directors shall be at least eighteen years of age and need not be residents of the State of New York nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

     Section 2. The entire Board of Directors, or any individual Director, may be removed from office without assigning any cause, by a majority vote of the holders of the outstanding shares entitled to vote at an election of Directors. IN case the Board or any one or more of Directors be so removed, new Directors may be elected at the same meeting.

     Section 3. Newly created directorships resulting from an increase in the board of directors and all vacancies occurring in the board shall be filled by election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

     Section 4. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

     Section 5. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside the State of New York, at such place or places as they may from time to time determine.

     Section 6. The Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board; provided that nothing herein constrained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of New York.

     Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

     Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

     Section 4. Special meetings of the board of directors may be called by the president on five days’ notice to each director, either personally or by mail or by facsimile telecommunication; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     Section 5. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 8. Unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE VII
EXECUTIVE COMMITTEE

     Section 1. The board of directors, by resolution adopted by a majority of the entire board, may designate, from among its members, an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, or in the certificate of incorporation or these by-laws, shall have all the authority of the board, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII
NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to shareholders may also be given electronically in accordance with law. Notice to directors may also be given by facsimile telecommunication.

     Section 2. Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Shareholders may also submit waivers of notice electronically in accordance with law.

ARTICLE IX
OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president/chief executive officer, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

     Section 2. The officers of the Corporation to be elected by the Board of Directors shall be elected annually after the annual meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

     Section 6. The president shall be the chief executive officer of the corporation, and shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

     Pursuant to Section 7209.6 of the New York State Education Law, the office of president must be held by a New York-licensed professional engineer and a New York-licensed land surveyor. The office of president may be held by two individuals simultaneously.

     Section 7. He shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

     Section 8. The vice-president or, if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 10. The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X
CERTIFICATES FOR SHARES

     Section 1. The shares of the corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by the chairman or vice-chairman of the board or the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation and may be sealed with the seal of the corporation or a facsimile thereof.

     When the corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and, if the corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board of directors to designate and fix the relative rights, preferences and limitations of other series.

     Within a reasonable time after the issuance or transfer of any uncertificated shares there shall be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to paragraphs (b) and (c) of Section 508 of the New York Business Corporation Law.

     Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation, or if the shares are listed on a national security exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

LOST CERTIFICATES

     Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

FIXING RECORD DATE

     Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board fixes a new record date for the adjourned meeting.

REGISTERED SHAREHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

LIST OF SHAREHOLDERS

     Section 7. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

ARTICLE XI
GENERAL PROVISIONS
DIVIDENDS

     Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the corporation’s bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

     Section 4. The fiscal year of the corporation shall be December 31.

SEAL

     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, New York”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII
AMENDMENTS

     Section 1. Amendment by Shareholders. These by-laws may be amended or repealed or new by-laws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by a majority of the votes cast by the shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.

     Section 2. Amendment by Board of Directors. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board duly convened after appropriate notice to the Directors of such proposed alteration, amendment or repeal.